EXHIBIT 99

KANA ANNOUNCES FIRST QUARTER RESULTS

MENLO PARK, Calif. - April 22, 2003 - KANA® (NASDAQ: KANA), a leading provider of enterprise customer support and communications applications, today announced its financial results for the first quarter ended March 31, 2003.

Revenues for the first quarter of 2003 were $18.1 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis for the first quarter was $3.9 million or $0.17 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $1.1 million.

"We are pleased with our performance this quarter despite the difficult economic environment," said Chuck Bay, CEO of KANA. "The strength and quality of our applications, our deep relationships with the largest systems integrators in the industry and our commitment to absolute customer satisfaction led to a series of new and expanded relationships with Global 2000 organizations."

In the first quarter, substantially all of KANA's customer engagements involved strategic systems integration partners such as-- Accenture, BearingPoint, BusinessEdge and IBM Global Services. KANA continues to penetrate its key vertical markets, including: financial services, healthcare, high technology and telecommunications. First quarter customer deals include: Cendant Corporation, Citizens Bank, eBay Inc., Hewlett-Packard Company, Highmark Inc., Kaiser Permanente, mm02 plc, NTT DoCoMo, Inc., SAMSUNG, Sprint PCS Group, Staples, Inc., Walmart.com and Washington Mutual, Inc., among others.

KANA was also recognized with the IBM Beacon Award, a prestigious award that recognizes IBM's outstanding partners who have excelled at providing quality products, innovative solutions and superior services to joint customers. In addition, KANA received a product of the year award from Customer Interaction Solutions during the first quarter.

Business Outlook

"We are pleased to have exceeded our EBITDA guidance, achieved 82 percent gross margins and further reduced DSOs," said John Huyett, executive vice president and CFO of KANA. "Every department of KANA is committed to attaining profitability and our first quarter achievements are in-line with our long-term financial objectives."

KANA's guidance is based on current information as of April 22, 2003. The ability to project future results is inherently uncertain, and becomes increasingly difficult the longer the projection. In addition, all financial performance projections depend on success in achieving revenue targets.

Second Quarter 2003 Outlook:

  Revenues and expenses are expected to be roughly in-line with Q1 2003 results

Full Year 2003 Outlook:

  Revenues are targeted at between $75 million and $85 million for the year 2003
  KANA expects to be cash flow positive for the year 2003
  KANA expects GAAP profitability by the fourth quarter of 2003

First Quarter 2003 Financial Highlights

Revenues:

KANA reported net revenues of $18.1 million, down slightly from $18.7 million in the fourth quarter of 2002.

Combined license and maintenance revenue represented 95% of total revenues in the first quarter of 2003, up from 91% in the fourth quarter of 2002.

License revenue for the quarter grew to $9.4 million, an increase from $9.3 million in the fourth quarter of 2002. Maintenance revenue was $7.8 million, consistent with the fourth quarter of 2002. Services revenue for the quarter was $943,000 compared to $1.6 million in the fourth quarter of 2002.

In the first quarter of 2003, 68% of revenue was domestic, while 32% was international, consistent with the fourth quarter of 2002.

Earnings:

In the first quarter of 2003, KANA reported a GAAP net loss of $3.9 million or $0.17 per share versus net income of $118,000 or $0.01 per share in the fourth quarter of 2002. The fourth quarter of 2002 results benefited from a net reduction of $5.1 million of previously accrued excess facility costs.

EBITDA for the first quarter of 2003 was $1.1 million versus $5.4 million for the fourth quarter of 2002. EBITDA for the fourth quarter 2002, excluding the $5.1 million net reduction of previously accrued excess facility costs, was $322,000.

Gross margin for the first quarter of 2003 was 82% compared to 81% of total revenues for the fourth quarter of 2002.

Sales, marketing, R&D, and general and administrative expenses declined to $16.2 million in the first quarter of 2003 compared to $17.4 million in the fourth quarter of 2002.

Balance Sheet:

Cash and short-term investments were $31.7 million at March 31, 2003, versus $32.5 million at December 31, 2002.

Net accounts receivables were $6.9 million at March 31, 2003, representing days sales outstanding (DSO) of 34 days, down from 49 days at December 31, 2002.

Total liabilities, excluding deferred revenue, decreased to $29.5 million at March 31, 2003, down from $32.2 million at December 31, 2002.

Quarterly Conference Call

KANA Software, Inc., will hold its first quarter 2003 earnings conference call on Tuesday, April 22, 2003 at 1:30 p.m. (PT) / 4:30 p.m. (ET). Investors are invited to listen to KANA's quarterly conference call on the investor relations section of the Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

About KANA

KANA (NASDAQ: KANA) provides industry-leading customer-centric eCRM applications to the largest businesses in the world, helping them to better service, market to, and understand their customers and partners, while improving results and decreasing costs in contact centers and marketing departments. Through comprehensive multi-channel customer relationship management that combines the best-in-class KANA iCARE Architecture with enterprise applications, KANA has become one of the leading providers of next generation eCRM technology. The company's customer-focused service, marketing and commerce software applications enable organizations to improve customer and partner relationships by enabling them to productively interact when, where and how they want - across all touch points, including web contact, web collaboration, e- mail, and telephone. KANA's eCRM applications are successfully deployed at Global 2000 organizations in the financial services, manufacturing, high technology, communications, retail and services markets. ADP, Chase, E*Trade, GAP, GM, Hewlett-Packard, Kodak, Sony, United Airlines, Verizon, and Williams Sonoma are among the industry leaders that have implemented KANA's eCRM applications. KANA provides industry specific eCRM applications for Healthcare, Financial Services, High Technology, Communications, Retail and Government/Public Sector. KANA has locations in 22 countries worldwide, in addition to an extensive global network of channel partners. For more information, please visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA's guidance, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected revenue, cash flows, net income, relationships and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products; inability to enhance and develop our products within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; the effect of military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contacts:

Jessica Hohn	Ken Peters	Ken Peters
KANA	PAN Communications	Market Street Partners
508/598-3356	978/474-1900	415/321-2444
jhohn@kana.com	kana@pancomm.com	carolyn@marketstreetpartners.com

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2003	December 31, 2002
ASSETS		
Current assets:		
Cash and short-term investments	$ 31,693	$ 32,498
Accounts receivable, net	6,879	10,269
Prepaid expenses and other current assets	2,948	3,184
Total current assets	41,520	45,951
Restricted cash	448	448
Property and equipment, net	20,169	22,293
Intangible assets, principally goodwill	7,701	8,901
Other assets	2,600	2,957
Total assets	$ 72,438	$ 80,550
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Notes payable	$ 3,446	$ 3,469
Accounts payable	4,532	3,908
Accrued liabilities	11,249	13,881
Accrued restructuring and merger costs	3,109	2,834
Deferred revenue	23,201	26,392
Total current liabilities	45,537	50,484
Accrued restructuring, less current portion	7,148	8,114
Total liabilities	52,685	58,598
Total stockholders' equity	19,753	21,952
Total liabilities and stockholders' equity	$ 72,438	$ 80,550